                                                                    EXHIBIT 23.3





                            SECURITIES DATA COMPANY



We hereby consent to the use of the information we provided for use in the Registration Statement relating to the offering of debt securities by The Goldman Sachs Group, Inc. and to the references to our name in the Registration Statement, including under the caption "Experts".




Securities Data Company,
A division of Thomson Information Services



/s/ Kenneth J. Seng
--------------------
Kenneth J. Seng
Director, Account Management
& Client Training


March 26, 1999